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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 1, 2008

                              AETHLON MEDICAL, INC.
               (Exact name of Registrant as specified in charter)


Nevada                                000-21846           13-3632859
------                                ---------           ----------
(State or other jurisdiction   (Commission File Number)   (IRS Employer
of incorporation)                                         Identification Number)

                       3030 Bunker Hill Street, Suite 4000
                           San Diego, California 92109
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (858) 459-7800

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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FORWARD LOOKING STATEMENTS

         This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.


ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 1, 2008, we entered into a Private Placement Agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company ("Fusion Capital"), for the sale of 1,000,000 shares of our common stock for an aggregate purchase price of $500,000.00. There were no placement agent or other similar fees paid or payable in connection with this private placement. The Company did not grant any registration rights or issue any warrants in connection with this transaction. The Private Placement Agreement does not contain any anti-dilution provisions, price reset provisions, negative covenants or restrictions on future fundings. The proceeds received by the Company under the Private Placement Agreement will be used for working capital and general corporate purposes.

The foregoing description of the Private Placement Agreement is qualified in its entirety by reference to the full text of the Private Placement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.


ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 21, 2007, we entered into a common stock purchase agreement (the "Purchase Agreement") with Fusion Capital for the purchase of up to $8.4 million of our common stock. Pursuant to the Purchase Agreement, we sold to Fusion Capital $400,000.00 of our common stock on March 27, 2007. Under the Purchase Agreement we had the right to sell an additional $8.0 million of our common stock to Fusion Capital from time to time over a 25-month period after the SEC has declared effective the registration statement related to the transaction.


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The SEC did not declare effective a registration statement related to the transaction and we made no further sales of our common stock to Fusion Capital under the Purchase Agreement. On May 1, 2008, we entered into a Mutual Termination Agreement with Fusion Capital to terminate the Purchase Agreement and all of each party's rights and obligation to buy and sell shares of common stock thereunder. There were no costs or fees paid or payable by either party in connection with the termination of the Purchase Agreement.

         The foregoing description of the Mutual Termination Agreement is qualified in its entirety by reference to the full text of the Mutual Termination Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein in its entirety by reference.


ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Private Placement Agreement, dated as of May 1, 2008, by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC.

10.2 Mutual Termination Agreement, dated as of May 1, 2008, by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC.

99.1     Press Release dated May 1, 2008




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2008

                                                   AETHLON MEDICAL, INC.

                                                   By: /s/ James A. Joyce
                                                       -------------------------
                                                   James A. Joyce
                                                   Chief Executive Officer



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